Exhibit 99

Gentherm Announces Planned Retirement of Chairman Francois J. Castaing

Board elects Ronald Hundzinski as next Chairman

NORTHVILLE, Mich., January 21, 2020 (GLOBE NEWSWIRE) – Gentherm (NASDAQ:THRM), the global market leader and developer of innovative thermal management technologies, today announced that Chairman of the Board, Francois J. Castaing, has informed the Company’s Board of Directors of his intention to retire at the end of his current term and will not be standing for re-election at the Company’s Annual Meeting of Shareholders that is expected to be held in May 2020.

Castaing has served as a director of the Company since 2001 and Chairman since 2016. He also held positions as chair of the Nominating Committee, member of the Compensation and Technology Committees and was the former Lead Independent Director.

“On behalf of the Board, I would like to thank Francois for the lasting impact he has made on the automotive industry, our community and his contributions to Gentherm, where he has served our Company with great distinction,” said Phil Eyler, President and CEO of Gentherm. “We are grateful for his unwavering dedication, vision and leadership. Personally, I have benefitted greatly from Francois’ mentorship and guidance. We wish Francois well as he embarks on his next adventure.”

Over his more than 30-year career, Castaing is recognized as a visionary change agent who helped transform the automotive industry. As an executive with Chrysler, American Motors and Renault, his passion for cars was built on his love to create and to help make a difference in the lives of others. Using his engineering education, he began his career with Gordini designing engines for the 24 Hours of Le Mans races. When Gordini was taken over by Renault his career continued to advance as Renault’s Sport Technical Director. He then joined American Motors (AMC) where in his roles of Vice President of Engineering and Group Vice President Product and Quality, his product engineering leadership resulted in him being widely known as the father of the Jeep Cherokee. In 1987 after Chrysler acquired AMC, Castaing continued to transform Chrysler’s vehicle line-up as Vice President of Vehicle Engineering and President of Chrysler International where he propelled Chrysler’s growth during the 1990s. Castaing finished his distinguished career with Chrysler in 2000 as technical advisor to Chairman Bob Eaton. As a result of his impressive number of accomplishments in motorsports and automotive product development, Castaing was inducted into the Automotive Hall of Fame in 2010.

His passion extended outside of the automotive industry where he dedicated his time to serve his community and was a strong advocate of promoting diversity. A few examples of his lasting legacy include being the Chairman of the New Detroit Science Center, where under his leadership the Center was able to reopen to the public in 2001. He also led the launch of the Michigan chapter of FIRST: For

Inspiration and Recognition of Science and Technology, the robotics competition for high school students, which now includes more than 2,800 teams and 31,000 student participants.

“It has been a great privilege to serve Gentherm for the past 19 years. The Company’s ingenuity, passion and commitment to its customers are what make Gentherm such an extraordinary company,” said Castaing. “I am very proud of what we have accomplished and to have been part of its history. I have tremendous confidence in Ron, the Board and the Company’s leadership, and believe that Gentherm’s best days are yet to come.”

The Board of Directors unanimously agreed to appoint Ronald Hundzinski as the new Chairman of the Board effective as of the 2020 Annual Meeting of Shareholders, subject to Hundzinski’s re-election.

“Gentherm is in a strong position for future growth, and with an outstanding Board with Ron as Chairman, I am confident in our continued success to reach our goals,” said Eyler.

Hundzinski has served as a director of the Company since 2016 and the chair of the Audit Committee and member of the Nominating Committee. He is the Chief Financial Officer and an Executive Director of TI Fluid Systems, a global supplier of automotive fluid systems technology. Prior to that he was the Executive Vice President of Finance for Tenneco. From 2012 to 2018, Ron served as the Chief Financial Officer and Executive Vice President of BorgWarner Inc. Hundzinski holds a BBA from Western Michigan University and an MBA from the University of Colorado.

“It has been a privilege to serve on the Board of Directors with Francois and I am honored to have been chosen to succeed him as the Chairman of the Board for Gentherm,” said Hundzinski. “Driven by our vision to create and deliver extraordinary thermal solutions, Gentherm is well-positioned for success.”

Investor Contact

Yijing Brentano

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that: new products may not be feasible; sales may not increase; new competitors may arise or customers may develop their own products to replace the Company’s products; customer preferences for end products may shift; the Company may lose suppliers or customers; market acceptance of the Company’s existing or new products may decrease; currency exchange rates may change unfavorably; pricing pressures from customers may increase; current and projected future declines in automobile production may have an adverse impact; the macroeconomic environment may present adverse conditions; the impact of the GM-UAW strike may result in continuing adverse conditions from our largest customer; additional financing requirements may not be available; the Company’s workforce and operations could be disrupted by civil or political unrest in the countries in which the Company operates; free trade agreements may be altered in a manner adverse to the Company; our customers may not accept pass-through of new tariff costs; additional tariffs may be implemented; the Company may be unable to implement its restructuring plan to improve the Company’s manufacturing productivity and rationalize its footprint and other cost-savings measures on a timely basis or at all, expenses and cash expenditures associated with such restructuring plan and other cost-savings measures may increase above expectations, and the Company may be unable to realize the full amount of estimated savings therefrom; the Company may be unable to repurchase its shares of common stock at favorable prices or at all, due to market conditions, applicable legal requirements, debt covenants or other restrictions; the Company may not be able to comply with covenants and other restrictions under the Company’s credit facility; medical device regulations could change in an unfavorable manner; and other adverse conditions in the industries in which the Company operates may negatively affect its results.

The foregoing risks should be read in conjunction with the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.